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                                                            Exhibit 99.26(e)(10)

PROPOSED INSURED JUVENILE INFORMATION FOR AGES 0-17
                                                              [SECURIAN(R) LOGO]
MINNESOTA LIFE INSURANCE COMPANY - A SECURIAN COMPANY
Life New Business - 400 Robert Street North - St. Paul, Minnesota 55101-2098

1.  Does the proposed insured live with the owner?              [_] Yes [_] No

    If no, with whom does the proposed insured live (name and relationship):



2.  Annual income of the parents/guardian $

3. If the owner is other than the parents/guardians, what is the annual income of the owner?



4. What is the amount of coverage in force or pending on each parent or guardian?
    List face amounts.



5.  Does the proposed insured have siblings?                    [_] Yes [_] No

    If yes please list the amount of coverage in force or pending, if any, for each sibling under 18 years of age.



6.  Are there any siblings that do not have in force or         [_] Yes [_] No
    pending coverage?

    If yes, please explain:



FRAUD WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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Parent/guardian signature if the owner is other than parent/guardian   Date
X
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Owner signature                                                        Date
X
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Representative signature                                               Date
X
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ICC16-84732